APPENDIX 1

                           WARRANT NOTICE OF EXERCISE
                           --------------------------

     1. The undersigned hereby elects to purchase shares of the Common Stock of Thinka Weight-Loss Corporation pursuant to the terms of the Warrant to Purchase Common Stock issued by Thinka Weight-Loss Corporation on January 29, 2003, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                            ________________________

                            ________________________

                            ________________________
                               (Name and Address)





     3.     The undersigned makes the representations and covenants set forth in
Article  4  of  the  Warrant  to  Purchase  Common  Stock.





_________________________________
(Signature)


_______________________
(Date)


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